                                                                   EXHIBIT 10.4


                                   EXHIBIT A
                                   ---------

                             ASSUMPTION AGREEMENT


     THIS ASSUMPTION AGREEMENT is made as of this ____ day of January, 1998 (this "Agreement"), by and among AMERICAN TOWER SYSTEMS (DELAWARE), INC., a
       ---------
Delaware corporation (formerly known as American Tower Systems, Inc.) ("American
                                                                        --------
Tower"), AMERICAN TOWER SYSTEMS, L.P., a Delaware limited partnership ("Newco"),
-----                                                                   -----
the FINANCIAL INSTITUTIONS SIGNATORIES HERETO, TORONTO DOMINION (TEXAS), INC., as Administrative Agent (the "Administrative Agent") and AMERICAN TOWER SYSTEMS
                              --------------------
CORPORATION (formerly known as American Tower Systems Holding Corporation), a Delaware corporation (the "Parent").
                           ------

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, American Tower, the Administrative Agent and the Banks are parties to that certain Amended and Restated Loan Agreement dated as of October 15, 1997 (as heretofore and hereafter amended, modified, supplemented or restated from time to time, the "Loan Agreement"), whereby the Banks agreed to extend loans to
                   --------------
American Tower; and

     WHEREAS, the Parent has heretofore executed and delivered to the Administrative Agent and the Banks that certain Amended and Restated Parent Pledge Agreement dated as of October 15, 1997 (the "Parent Pledge Agreement");
                                                    -----------------------
and

     WHEREAS, American Tower has requested that the Banks consent to an assumption by Newco of all of the Obligations and all of the other obligations under the Loan Agreement, the Notes (as defined in the Loan Agreement) and the other Loan Documents (as defined in the Loan Agreement) and the creation of a co-borrower arrangement with Newco and American Tower as borrowers under the Loan Agreement; and

     WHEREAS, the Administrative Agent and the Banks have agreed to such assumption only on the terms and conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual agreements and covenants herein contained, the parties hereto agree that capitalized terms used herein shall, unless otherwise defined herein, have the meaning ascribed thereto in the Loan Agreement and further agree as follows:

     1.   Consent and Release. Subject to satisfaction of the conditions
          -------------------
precedent set forth in Section 3 hereof, the Banks and the Administrative Agent hereby consent to the assumption by Newco of all of the Obligations of American Tower under the Loan Agreement, the Notes and the other Loan Documents pursuant to Section 2 of this Agreement. Upon receipt of notice from the Administrative Agent that the conditions precedent set forth in Section 4 hereof have been satisfied, American Tower shall become a co-borrower under the Loan Agreement and American Tower hereby agrees that it shall at all times after the effectiveness hereof be jointly and severally liable for any and all of Obligations under the Loan Agreement, the Notes and all other Loan Documents. Each Bank hereby agrees that promptly following (a) its receipt of its Replacement Note (as defined below) and (b) satisfaction of the conditions precedent set forth in Section 3 hereof, such Bank shall return to American Tower the Note issued to such Bank by American Tower. Each of American Tower and Newco hereby agree that effective immediately upon the effectiveness of this Agreement, they shall be jointly and severally liable for all of the Obligations.

     2.   Assumption.  Newco hereby assumes and agrees to pay and perform all of
          ----------
the Obligations of American Tower under the Loan Agreement (including, without limitation, indemnity obligations under Sections 2.10, 2.12, 5.12, 10.3 and 11.2 of the Loan Agreement, whether arising prior to the date hereof or thereafter and whether resulting from the actions of American Tower or Newco), the Notes and the other Loan Documents, in accordance with the terms thereof, at the times and in the manner and amounts therein set forth. Without in any way limiting the foregoing, Newco hereby acknowledges and agrees that all covenants, agreements and obligations (including, without limitation, the Obligations) of the Borrower set forth in the Loan Agreement, the Notes and the other Loan Documents shall at all times be the covenants, agreements and obligations of Newco, except to the extent modified or amended herein. American Tower hereby agrees that, notwithstanding the foregoing assumption, it shall remain liable for the Obligations on a joint and several basis under the Loan Agreement as modified by the terms and provisions hereof.

     3.   Amendments to Loan Agreement.  The parties hereto hereby agree that
          ----------------------------
effective upon satisfaction of the conditions set forth in Section 4 hereof, the Loan Agreement shall be amended as follows:

     a    Amendment to Article 1.
          ----------------------
          i    Article 1 of the Loan Agreement, Definitions, is hereby amended
                                                -----------
               by deleting the definitions of "Acquisition," "Acquisition
               Operating Cash Flow," "Applicable Margin Ration," "Borrower,"
               "Change of Control," "Excess Cash Flow," "Interest Expense,"
               "known to the Borrower," "Leverage Ratio," "Licenses," "Loans,"
               "Materially Adverse Effect," "Necessary Authorizations," "Net
               Income," "Net Proceeds," "Obligations," "Operating Cash Flow,"
               "Operating Cash Flow (Towers)," "Operating Cash Flow (Other
               Business)," "Other Operations," "Permitted Liens," "Pro Forma
               Debt Service," "Request for Advance," "Restricted Payment,"
               "Restricted Subsidiary," "Total Debt," "Tower Operation
               Business," "Unrestricted Subsidiary" and "Unrestricted Subsidiary
               Distributions" in their entirety and by substituting in lieu thereof each of the definitions set forth on Schedule 1 attached
                                                            ----------
               hereto.

          i    Article 1 of the Loan Agreement, Definitions, is hereby further
                                                -----------
               amended by inserting the following definitions into such Article in appropriate alphabetical order:

                    "'Co-Borrower' shall mean American Tower Systems (Delaware),
                      -----------
               Inc., a Delaware corporation."

                    "'ATSC Operating' shall mean ATSC Operating Inc., a Delaware
                      --------------
               corporation."

                    "'ATSC LP' shall mean ATSC LP Inc., a Delaware corporation."
                      -------

                    "'ATSC Holding' shall mean ATSC Holding Inc., a Delaware
                      ------------
               corporation."

                    "'ATSC GP' shall mean ATSC GP Inc., a Delaware corporation."
                      -------

                    "'Subordination Agreement' shall mean, collectively, that
                      -----------------------
               certain Subordination Agreement dated as of January ____, 1998 among ATSC Operating, ATSC LP and the Administrative Agent and that certain Subordination Agreement dated as of January ____, 1998 among ATSC Holding, ATSC GP and the Administrative Agent.

     a    Amendment to Article 2.
          ----------------------
          i    Article 2 of the Loan Agreement, Loans, is hereby amended by
                                                -----
               deleting Section 2.1 thereof in its entirety and by substituting in lieu thereof the following:

          "Section 2.1   The Loans.
                         ---------
               a    Loans to the Borrower. The Banks agree, severally, in
                    ---------------------
                    accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement and provided there exists no Default or Event of Default hereunder, to lend to the Borrower, prior to the Maturity Date, an amount not at any one time outstanding to exceed, in the aggregate, the Available Commitment. Subject to the terms and conditions hereof and provided there exists no Default or Event of Default hereunder, Advances hereunder may be repaid and reborrowed from time to time on a revolving basis.

               a    Loans to the Co-Borrower. The Banks agree, severally, in
                    ------------------------
                    accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement and provided there exists no Default or Event of Default hereunder, to lend to the Co-Borrower, prior to the Maturity Date, an amount not at any one time outstanding to exceed (without the consent of the Majority Banks), in the aggregate, the lesser of (A) the Available Commitment and (B) $45,000,000. Subject to the terms and conditions hereof and provided there exists no Default or Event of Default hereunder, Advances hereunder may be repaid and reborrowed from time to time on a revolving basis."

          i    Article 2 of the Loan Agreement, Loans, is hereby further amended
                                                -----
               by modifying each of the provisions set forth therein so that every place in which the term "Borrower" is used it shall be deemed to include the "Co-Borrower" on a joint and several basis with the Borrower.

     a    Amendment to Article 4. Article 4 of the Loan Agreement,
          ----------------------
          Representations and Warranties, is hereby amended by modifying each of
          ------------------------------
          the provisions set forth therein so that every place in which the term "Borrower" is used it shall be deemed to include the "Co-Borrower" and so that every place where the representations therein refer to the Borrower and its Restricted Subsidiaries on a consolidated basis it shall be deemed to refer to the Co-Borrower, the Borrower and their Restricted Subsidiaries on a consolidated basis.

     a    Amendment to Article 5. Article 5 of the Loan Agreement, General
          ----------------------                                   -------
          Covenants, is hereby amended by modifying each of the provisions set
          ---------
          forth therein
          so that every place in which the term "Borrower" is used it shall be deemed to include the "Co-Borrower" and so that every place where the covenants contained therein refer to the Borrower and its Restricted Subsidiaries on a consolidated basis it shall be deemed to refer to the Co-Borrower, the Borrower and their Restricted Subsidiaries on a consolidated basis.

     a    Amendments to Article 6. Article 6 of the Loan Agreement, Information
          -----------------------                                   -----------
          Covenants, is hereby amended by modifying each of the provisions set
          ---------
          forth therein so that every place in which there is a requirement for information to be reported with respect to the Borrower, there shall be a similar requirement for substantially similar information with respect to the Co-Borrower and its Restricted Subsidiaries. This amendment shall include the requirements in Sections 6.1 and 6.2 that the Borrower provide consolidating financial statements (which need not be audited) with respect to the Borrower and the Co-Borrower and their Restricted Subsidiaries.

     a    Amendments to Article 7. Article 7 of the Loan Agreement, Negative
          -----------------------                                   --------
          Covenants, is hereby amended by modifying each of the provisions set
          ---------
          forth therein so that every place in which the term "Borrower" is used it shall be deemed to include the "Co-Borrower" and so that every place where the covenants contained therein refer to the Borrower and its Restricted Subsidiaries on a consolidated basis it shall be deemed to refer to the Co-Borrower, the Borrower and their Restricted Subsidiaries on a consolidated basis. Notwithstanding the foregoing, any dollar limitations contained in any of the covenants in Article 7 and any restrictions based upon Operating Cash Flow shall be determined in the aggregate for the Borrower and the Co-Borrower. In addition, the Borrower may, subject to the conditions of the Subordination Agreement, make distributions to GP Inc. and LP Inc. for the purpose of paying current interest on the Subordinated Indebtedness described therein.

          Amendments to Article 8. Article 8 of the Loan Agreement, Default, is
          -----------------------                                   -------
          hereby amended as follows:

          (i) Section 8.1, Events of Default, is hereby amended so that each
                           ------------------
          reference to the Borrower and the Borrower and its Restricted Subsidiaries in subsections (b), (c), (d), (e), (f), (g), (h), (i),
          (j), (k), (l) or (o) thereof shall be deemed to include the Co-Borrower and the Co-Borrower and its Restricted Subsidiaries, as applicable.

          (ii) Section 8.1, Events of Default, is hereby further amended to add
                            -----------------
          a new subsection (q) as follows:

               "(q) Any of ATSC Operating, ATSC LP, ATSC Holding and ATSC GP shall incur and suffer to exist any Indebtedness for Money Borrowed, other than Indebtedness for Money Borrowed which is subordinated to the Obligations and assigned to the Banks as additional Collateral, in each case on terms and conditions satisfactory to the Majority Banks."

     a    Amendments to Article 10. Article 10 of the Loan Agreement, Changes in
          ------------------------                                    ----------
          Circumstances Affecting LIBOR Advances, is hereby amended by modifying
          --------------------------------------
          each of the provisions therein such that they apply equally to the Borrower and the Co-Borrower and further to provide that to the extent that any of the provisions therein create a payment obligation on behalf of the Borrower, that such provisions shall hereafter refer to the Borrower and the Co-Borrower on a joint and several basis.

     a    Amendments to Articles 11 and 12. Article 11 of the Loan Agreement,
          --------------------------------
          Miscellaneous, and Article 12 of the Loan Agreement, Waiver of Jury
          -------------                                        --------------
          Trial, are hereby amended to the extent necessary to make the
          -----
          provisions thereof applicable equally to the Borrower and the Co-Borrower, and each of them hereby confirm and acknowledge each of the waivers set forth therein. The Borrower and Co-Borrower hereby further agree that any notices under the Loan Documents shall be sent to the Borrower and the Co-Borrower at the address set forth for the Borrower in Section 11.1 of the Loan Agreement in the manner set forth therein.


     4.   Conditions Precedent to Effectiveness of Consent. The effectiveness of
          ------------------------------------------------
     this Agreement is subject to the prior or contemporaneous fulfillment of each of the following conditions:

          a. the truth and accuracy in all material respects on the effective date hereof of the representations and warranties set forth in Article 4 of the Loan Agreement, which, pursuant to Section 4.2 of the Loan Agreement, are made as of the time of each Advance, in each case, before and after giving effect to Sections 1 and 2 of this Agreement, except to the extent previously modified or waived in accordance with the terms of the Loan Agreement and to the extent relating specifically to the Agreement Date or some other date;

          b. the non-existence on the effective date hereof of any Default or Event of Default both before and after giving effect to Sections 1 and 2 of this Agreement;

          c.   receipt by the Administrative Agent of a duly executed promissory note in favor of each Bank representing such Bank's portion of the Commitment and the Loans of such Bank assumed by Newco, which Notes shall be in substantially the form of Exhibit A attached hereto
                                                ---------
          (collectively, for all Banks, the "Replacement Notes");
                                             -----------------

          d. receipt by the Administrative Agent of a Borrower Security Agreement, substantially in the form of Exhibit B attached hereto,
                                                  ---------
          together with appropriate UCC financing statements, each duly executed by Newco;

          d. receipt by the Administrative Agent of copies of insurance binders or certificates covering the assets of Newco and the Restricted Subsidiaries, and otherwise meeting the requirements of Section 5.5 of the Loan Agreement;

          e. legal opinion of Sullivan & Worcester LLP, counsel to Newco and addressed to each Bank and the Administrative Agent, and dated as of the Agreement Date substantially in the form of Exhibit C attached
                                                          ---------
          hereto;

          f. any required consents to the closing of this Agreement or to the execution, delivery and performance by Newco of this Agreement, the Replacement Notes and the other Loan Documents, together with evidence satisfactory to the Administrative Agent that all assets of American Tower have been transferred to Newco, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Majority Banks;

          g. the loan certificate of Newco dated as of the effective date of this Agreement, in substantially the form of Exhibit D attached
                                                       ---------
          hereto;

          h. the loan certificate of ATSC Operating dated as of the effective date of this Agreement, in substantially the form of Exhibit E
                                                               ---------
          attached hereto;

          i. the loan certificate of ATSC LP dated as of the effective date of this Agreement, in substantially the form of Exhibit F attached
                                                       ---------
          hereto;

          j. the loan certificate of ATSC Holding dated as of the effective date of this Agreement, in substantially the form of Exhibit G attached
                                                          ---------
          hereto;

          k. the loan certificate of ATSC GP dated as of the effective date of this Agreement, in substantially the form of Exhibit H attached
                                                       ---------
          hereto;

          l. execution and delivery of this Agreement by Newco, American Tower, the Parent, the Administrative Agent and the Banks;

          m. execution and delivery of a Stock Pledge Agreement by American Tower pursuant to which American Tower pledges its interest in the stock of Newco to the Administrative Agent (on behalf of the Banks), in substantially the form of Exhibit I attached
                                                             ---------
          hereto;

          n. execution and delivery of an Assignment of Intercompany Indebtedness by American Tower pursuant to which American Tower grants to the Administrative Agent (on behalf of the Banks) a security interest in all Indebtedness for Money Borrowed owed to American Tower by Newco, in substantially the form of Exhibit J attached hereto; and
                                                 ---------

          o. subordination of all intercompany Indebtedness for Money Borrowed owed by Newco to American Tower on terms and conditions satisfactory to the Majority Banks.

     5.   Representations and Warranties. Newco hereby represents and warrants
          ------------------------------
     in favor of the Administrative Agent and each Bank that:

          a.   Organization; Ownership; Power; Qualification. As of the
               ---------------------------------------------
          effective date of this Agreement, Newco is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco has the partnership power and authority to own its properties and to carry on the business of the Restricted Subsidiaries as now being and as proposed hereafter to be conducted. Newco and the Restricted Subsidiaries will be within thirty (30) days duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization except where failure to so qualify and be qualified could not reasonably be expected to have a Materially Adverse Effect.

          b.   Authorization; Enforceability. Newco has the partnership power
               -----------------------------
          and ATSC GP has taken all necessary corporate action to authorize Newco to assume the Obligations as set forth hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Newco and is, and each of the other Loan Documents to which Newco is party is, a legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Newco).

          c.   Restricted Subsidiaries: Authorization; Enforceability. The
               ------------------------------------------------------
          Borrower, the Co-Borrower and their Restricted Subsidiaries and the direct and indirect ownership thereof by the Parent as of the effective date of this Agreement are as set forth on Schedule 1
                                                               ----------
          attached hereto, and to the extent such Restricted Subsidiaries are corporations, the Parent has the unrestricted right to vote the issued and outstanding shares or ownership interests of the Restricted Subsidiaries shown thereon and such shares of such Restricted Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Restricted Subsidiary has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement. The Parent's ownership interest in each of the Restricted Subsidiaries represents a direct or indirect controlling interest of such Restricted Subsidiary for purposes of directing or causing the direction of the management and policies of each Restricted Subsidiary.

          d.   Compliance with Other Loan Documents and Contemplated
               -----------------------------------------------------
          Transactions. The execution, delivery and performance, in accordance
          ------------
          with their respective terms, by Newco of this Agreement, the Loan Agreement, the Replacement Notes and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained other than consents and approvals that may be required from the issuers of Licenses in connection with the exercise by the Administrative Agent or the Banks of certain of their remedies under the Loan Documents, (ii) violate any Applicable Law respecting Newco or any Restricted Subsidiary, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of Newco or of any Restricted Subsidiary, or under any material indenture, agreement, or other instrument or
          (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Newco or any of the Restricted Subsidiaries, except for Permitted Liens.

     6.   Ratification. Newco hereby (a) ratifies and confirms the terms and
          ------------
     conditions of the Loan Agreement and the Replacement Notes; (b) acknowledges that the Loan Agreement and all other Loan Documents are in full force and effect including, without limitation Section 12.1 of the Loan Agreement; and (c) covenants that as of the date hereof Newco has no defenses or offsets with respect to the Obligations herein assumed by Newco, and no counterclaims against the Banks whether based upon the transactions evidenced by the Loan Agreement, the Loan Documents or otherwise.

     7.   Parent's Acknowledgement. The Parent acknowledges and agrees that the
          ------------------------
     Obligations (as defined in the Parent Pledge Agreement) include, without limitation, all of the Obligations of Newco under the Loan Agreement, the Replacement Notes and the other Loan Documents. The Parent hereby (a) consents to the assumption of the Obligations by Newco and (b) covenants that as of the date hereof the Parent has no defenses or offsets with respect to the Obligations defined in the Parent Pledge Agreement, and no counterclaims against the Administrative Agent or any of the Banks whether based upon the transactions evidenced by this Agreement, the Loan Documents or otherwise.

     8.   No Waiver. Notwithstanding the agreement of the Banks and the
          ---------
     Administrative Agent to the terms and provisions of this Agreement, each of American Tower and Newco acknowledges and expressly agrees that the consent of the Administrative Agent and the Banks to the assumption of American Tower's Obligations under the Loan Agreement by Newco does not constitute a waiver of the Banks' right to declare the Obligations immediately due and payable after the occurrence and during the continuance of an Event of Default under the Loan Agreement and, further, shall not constitute a modification of the Loan Agreement or any other Loan Document, except to the extent expressly provided herein or therein, or constitute a course of dealing at variance with the terms of the Loan Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of the Loan Agreement or any other Loan Document in the future.

     9.   Administrative Agent as Attorney-in-Fact. Newco hereby names,
          ----------------------------------------
     constitutes, and appoints the Administrative Agent as its agent and attorney-in-fact to exercise, at such times and in such manner as set forth therein, all powers granted to the Administrative Agent or the Banks, or any of them, under the Loan Agreement and all other Loan Documents.

     10.  Counterparts. This Agreement may be executed in any number of
          ------------
     counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     11.  Governing Law. THIS AGREEMENT AND THE REPLACEMENT NOTES SHALL BE
          -------------
     CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed as of the day and year first above written.

AMERICAN TOWER:             AMERICAN TOWER SYSTEMS (DELAWARE),
                            INC., a Delaware corporation


By:_______________________________

                            Its:_


NEWCO:                      AMERICAN TOWER SYSTEMS, L.P., a
                            __________ limited partnership

By its General Partner,
ATSC GP INC., a Delaware corporation


By:_______________________________

                            Its:_


PARENT:                     AMERICAN TOWER SYSTEMS CORPORATION
                            (formerly known as American Tower
                            Systems Holding Corporation), a
                            Delaware corporation


By:_______________________________

                            Its:_


ADMINISTRATIVE AGENT
AND BANKS:                  TORONTO DOMINION (TEXAS), INC., as
                            Administrative Agent and as a Bank




By:_______________________________

                            Its:_

BANQUE PARIBAS, as a Bank

By:_______________________________

                            Its:_

By:_______________________________

                            Its:_


BARCLAYS BANK PLC, as a Bank


By:_______________________________

                            Its:_


BANK OF MONTREAL, CHICAGO BRANCH


By:_______________________________

                            Its:_


THE CHASE MANHATTAN BANK, as a Bank


By:_______________________________

                            Its:_


FLEET NATIONAL BANK, as a Bank


By:_______________________________

                            Its:_


GENERAL ELECTRIC CAPITAL CORPORATION (formerly known as GE
                         Capital Corporation), as a Bank


By:_______________________________

                            Its:_


THE BANK OF NEW YORK, as a Bank


By:_______________________________

                            Its:_


CREDIT SUISSE FIRST BOSTON, as a Bank


By:_______________________________

                            Its:_


By:_______________________________

                            Its:_


SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as a
                         Bank


By:_______________________________

                            Its:_

UNION BANK OF CALIFORNIA, N.A., as a Bank


By:_______________________________

                            Its:_


THE BANK OF NOVA SCOTIA, as a Bank


By:_______________________________

                            Its:_


CREDIT LYONNAIS NEW YORK BRANCH, as a Bank


By:_______________________________

                            Its:_


THE SUMITOMO BANK, LIMITED, acting through its Chicago Branch, as a Bank


By:_______________________________

                            Its:_


By:_______________________________

                            Its:_


BANK OF SCOTLAND, as a Bank


By:_______________________________

                            Its:_

LEHMAN COMMERCIAL PAPER INC., as a Bank


By:_______________________________

                            Its:_


KEY CORPORATE CAPITAL INC., as a Bank


By:_______________________________

                            Its:_

                                  SCHEDULE 1
                            to Assumption Agreement


     "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of
      -----------
stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower, the Co-Borrower or any of their Restricted Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower, the Co-Borrower or any such Restricted Subsidiary in accordance with GAAP; (ii) any acquisition by the Borrower,the Co-Borrower or any of their Restricted Subsidiaries of all or any substantial part of the assets of any other Person; or (iii) any acquisition by the Borrower, the Co-Borrower or any of their Restricted Subsidiaries of any communications tower facilities, communications tower management businesses or related contracts, other than any such Acquisition which shall be made by, or of, any Person which shall have been designated and approved as an Unrestricted Subsidiary.

     "Acquisition Operating Cash Flow" shall mean in the case of an Acquisition
      -------------------------------
permitted hereunder, Operating Cash Flow of the Borrower, the Co-Borrower and their Restricted Subsidiaries for the period during which such Acquisition occurs, adjusted (A) to give effect to such Acquisition, as if such Acquisition had occurred on the first day of such period, by excluding the Operating Cash Flow of such Acquisition during such period prior to the date of such Acquisition and adding to the Operating Cash Flow of the Borrower and the Co-Borrower, if positive, or subtracting from such Operating Cash Flow, if negative, the product of (i) the actual Operating Cash Flow of such Acquisition for that portion of such period from the date of such Acquisition to the last day of such period, multiplied by (ii) a fraction the numerator of which is the number of calendar days in such period and the denominator of which is the number of days in such period from and including the date of such Acquisition through the last day of such period.

     "Applicable Margin Ratio" shall mean, as of any date, the ratio of (a) the
      -----------------------
Total Debt on such date to (b) the product of

(i) Operating Cash Flow for the most recently completed fiscal quarter times
(ii) four (4).

     "Borrower" shall mean American Tower Systems, L.P.
      --------

     "Change of Control" shall mean (a) any change in the ownership of, or lien
      -----------------
upon, the partnership interests of the Borrower or the stock of the Co-Borrower that results in less than fifty-one percent (51%) of all voting rights with respect to the ownership interests of the Borrower and the Co-Borrower (including, without limitation, warrants, options, conversion rights, voting rights and calls or claims of any character with respect thereto, to the extent exercisable prior to repayment in full of the Obligations) being owned, directly or indirectly, by the Parent, the senior management of American Radio Systems, or Affiliates of American Radio Systems, the Parent or the Borrower or (b) after any acquisition of all or substantially all of the assets or voting control of the Capital Stock of American Radio Systems (whether by merger or other business combination), any event that results in Steven B. Dodge ceasing to have one of the following: (i) ownership, directly or indirectly, of a material amount of the voting ownership interests of the Borrower and the Co-Borrower, (ii) ownership, directly or indirectly, of a material amount of the economic ownership interests of the Borrower and the Co-Borrower or (iii) the position of Chairman of the Board of Directors and Chief Executive Officer of the General Partner of the Borrower and the Co-Borrower.

     "Excess Cash Flow" shall mean, as of the end of any fiscal year of the
      ----------------
Borrower based on the audited financial statements provided under Section 6.2 hereof for such fiscal year, the excess, if any, of (a) Operating Cash Flow for such fiscal year, minus (b) the sum of the following: (i) payments made with respect to Capital Expenditures incurred by the Borrower, the Co-Borrower and their Restricted Subsidiaries during such fiscal year; (ii) repayments of the Loans resulting from reductions of the Commitment (which shall include any reductions set forth in Section 2.5(a) hereof); (iii) cash taxes paid by the Borrower, the Co-Borrower and their Restricted Subsidiaries (including any paid to American Radio Systems pursuant to the Tax Sharing Agreement) during such fiscal year; (iv) Interest Expense during such fiscal year;

and (v) principal payments made in respect of Indebtedness for Money Borrowed (other than with respect to the Loans) paid by the Borrower, the Co-Borrower and their Restricted Subsidiaries during such fiscal year.

     "Interest Expense" shall mean, for any period, all cash interest expense
      ----------------
(including imputed interest with respect to Capitalized Lease Obligations) with respect to any Indebtedness for Money Borrowed of the Borrower, the Co-Borrower and their Restricted Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees payable in respect thereof, all as calculated in accordance with GAAP.

     "known to the Borrower" or "to the knowledge of the Borrower" shall mean
      ---------------------      --------------------------------
known by or reasonably should have been known by the executive officers of the Borrower or the Co-Borrower (which shall include, without limitation, the chief executive officer, the chief operating officer, if any, the chief financial officer and the general counsel, or any vice president of the Borrower or Co-Borrower).

     "Leverage Ratio" shall mean, as of any date, the ratio of (a)(i) the Total
      --------------
Debt on such date minus (ii) the then outstanding principal amount of all
                  -----
Investor Notes (not to exceed $60,000,000), to (b) Annualized Operating Cash
Flow.

     "Licenses" shall mean any telephone, microwave, radio transmissions,
      --------
personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, the ownership or the operation of any communications tower facilities, granted or issued by the FCC and held by the Borrower, the Co-Borrower or any of their Restricted Subsidiaries, all of which as of the Agreement Date are listed on
Schedule 1 attached hereto.

"Loans" shall mean, collectively, the amounts advanced by the Banks to the
 -----
Borrower and the Co-Borrower under the Commitment, and evidenced by the Notes."

     "Materially Adverse Effect" shall mean (a) any material adverse effect upon
      -------------------------
      the business, assets, business prospects, liabilities, financial condition, results of operations or properties of the Borrower, the Co-Borrower and their Restricted Subsidiaries on a consolidated basis, taken as a whole, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement and the Notes, or upon the ability of the Borrower, the Co-Borrower and their Restricted Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Banks in and to the Loans or the rights of the Administrative Agent and the Banks in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

     "Necessary Authorizations" shall mean all approvals and licenses from, and
      ------------------------
all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower, the Co-Borrower and their Restricted Subsidiaries to own, construct, maintain, and operate communications tower facilities and to invest in other Persons who own, construct, maintain, manage and operate communications tower facilities.

     "Net Income" shall mean, for the Borrower, the Co-Borrower and their
      ----------
Restricted Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

     "Net Proceeds" shall mean, with respect to any sale, lease, transfer or
      ------------
other disposition of assets by the Borrower, the Co-Borrower or any of their Restricted Subsidiaries, the aggregate amount of cash received for such assets (including, without limitation, any payments received for noncompetition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (i) amounts reserved, if any, for taxes payable with respect to any such sale (after application (assuming application first to such reserves) of any available losses, credits or other offsets),

(ii) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower, the Co-Borrower or any of their Restricted Subsidiaries (other than to an Affiliate) in connection with such sale, lease, transfer or other disposition of assets, including, without limitation, commissions, and (iii) until actually received by the Borrower, the Co-Borrower or any of their Restricted Subsidiaries, any portion of the amount received held in escrow or evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete, consulting or management agreement or covenant or otherwise for which compensation is paid over time. Upon receipt by the Borrower, the Co-Borrower or any of their Restricted Subsidiaries of (A) amounts referred to in item (iii) of the preceding sentence, or (B) if there shall occur any reduction in the tax reserves referred to in item (i) of the preceding sentence resulting in a payment to the Borrower, the Co-Borrower or any of their Restricted Subsidiaries, such amounts shall then be deemed to be "Net Proceeds."

     "Obligations" shall mean all payment and performance obligations of every
      -----------
kind, nature and description of the Borrower, the Co-Borrower, their Restricted Subsidiaries, and any other obligors to the Banks, or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or the Co-Borrower, whether or not such claim is allowed in such bankruptcy action and including Obligations to the Banks pursuant to
Section 5.13 hereof) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

     "Operating Cash Flow" shall mean, with respect to the Borrower, the Co-
      -------------------
Borrower and their Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrower, the Co-Borrower and their Restricted Subsidiaries plus (ii) Unrestricted Subsidiary Distributions during such period less (b) the sum of (i) operating expenses for such period plus (ii) corporate overhead (exclusive of amortization and depreciation) for such period. In the case of determining Operating Cash Flow under Sections 2.3, 7.8, 7.9 and 7.10 hereof following an Acquisition permitted hereunder, Operating Cash Flow of the Borrower, the Co-Borrower and their Restricted Subsidiaries shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow in connection with any Advance for an Acquisition, Operating Cash Flow for the Borrower, the Co-Borrower and their Restricted Subsidiaries as of the last day of the immediately preceding calendar quarter and/or calendar month end, as the case may be, shall include "operating cash flow" for the Acquisition for the same period after giving effect to pro forma adjustments reasonably satisfactory to the Administrative Agent.

     "Operating Cash Flow (Towers)" shall mean, with respect to the Borrower,
      ---------------------------
the Co-Borrower and their Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrower, the Co-Borrower and their Restricted Subsidiaries in connection with the Tower Operation Business of the Borrower, the Co-Borrower and their Restricted Subsidiaries plus (ii) Unrestricted Subsidiary Distributions with respect to the Tower Operation Business during such period less (b) the sum of (i) operating expenses attributable to such Tower Operation Business for such period plus (ii) corporate overhead (exclusive of amortization and depreciation) attributable to such Tower Operation Business for such period. In the case of determining Operating Cash Flow under Sections 2.3, 7.8, 7.9 and 7.10 hereof following an Acquisition permitted hereunder, Operating Cash Flow of the Borrower, the Co-Borrower and their Restricted Subsidiaries shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow in connection with any Advance for an Acquisition, Operating Cash Flow for the Borrower, the Co-Borrower and their Restricted Subsidiaries as of the last day of the immediately preceding calendar month end shall include "operating cash flow" for the Acquisition for the same period after giving effect to adjustments reasonably satisfactory to the Administrative Agent.

     "Operating Cash Flow (Other Business)" shall mean, with respect to the
      ------------------------------------
 Borrower, the Co-Borrower and their Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrower, the Co-Borrower and their Restricted Subsidiaries in connection with the Other Operations of the Borrower, the Co-Borrower and their Restricted Subsidiaries plus (ii) Unrestricted Subsidiary Distributions with respect to the Other Operations during such period less (b) the sum of (i) operating expenses attributable to such Other Operations for such period plus (ii) corporate overhead (exclusive of amortization and depreciation) attributable to such Other Operations for such period. In the case of determining Operating Cash Flow under Sections 2.3, 7.8, 7.9 and 7.10 hereof following an Acquisition permitted hereunder, Operating Cash Flow of the Borrower, the Co-Borrower and their Restricted Subsidiaries shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow in connection with any Advance for an Acquisition, Operating Cash Flow for the Borrower, the Co-Borrower and their Restricted Subsidiaries as of the last day of the immediately preceding calendar month end shall include "operating cash flow" for the Acquisition for the same period after giving effect to adjustments reasonably satisfactory to the Administrative Agent.

     "Other Operations" shall mean all businesses of the Borrower, the Co-
      ----------------
Borrower and their Restricted Subsidiaries (other than the Tower Operations Business), including, without limitation, the video and data transmission and the site acquisition business.

     "Permitted Liens" shall mean, as applied to any Person:
      ---------------

     (a) any Lien in favor of the Administrative Agent given to secure the Obligations;

     (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

          (c) Liens of carriers, warehousemen, mechanics, vendors, (solely to the extent arising by operation of law) laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

          (e) restrictions on the transfer of the Licenses or assets of the Borrower, the Co-Borrower or their Restricted Subsidiaries imposed by any of the Licenses as presently in effect or by the Communications Act and any regulations thereunder;

          (f) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

          (g) liens arising by operation of law in favor of purchasers in connection with any asset sale permitted hereunder; provided that such lien only encumbers the property being sold.

          (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted pursuant to Section
7.1 hereof and true leases of the Borrower, the Co-Borrower or any of their Subsidiaries;

          (i) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids, tenders or escrow deposits in connection with permitted Acquisitions;

          (j)  judgment Liens which do not result in an Event of Default under
Section 8.1 (h) hereof;

          (k) Liens in connection with escrow deposits made in connection with Acquisitions permitted hereunder; and

     "Pro Forma Debt Service" shall mean with respect to the Borrower, the Co-
      ----------------------
Borrower and their Restricted Subsidiaries, on a consolidated basis, with respect to the next succeeding complete twelve (12) month period following the calculation date, and after giving effect to any Interest Hedge Agreements and LIBOR Advances, the sum of the amount of all (i) scheduled payments of principal on Indebtedness for Money Borrowed (determined with respect to the Loans only, as the difference between the outstanding principal amount of the Loans on the calculation date and the amount the Commitment will be after the reductions thereof set forth in Section 2.5 hereof for such four calendar quarter period have taken effect) for such period, (ii) Interest Expense for such period, (iii) fees payable under this Agreement for such period, and (iv) other payments payable by such Persons during such period in respect of Indebtedness for Money Borrowed (other than voluntary repayments under Section 2.7 hereof). For purposes of this definition, where interest payments for the twelve (12) month period immediately succeeding the calculation date are not fixed by way of Interest Hedge Agreements, LIBOR Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the lesser of (a) the LIBOR Basis (based on the then current adjustment under Section 2.3(f) hereof) for a LIBOR Advance having an Interest Period of six (6) months as determined on the date of calculation and (b) the Base Rate Basis as in effect on the date of calculation; provided, however, that if such LIBOR Basis cannot be determined in
             --------  -------
the reasonable opinion of the Administrative Agent, such interest shall be calculated using the Base Rate Basis as then in effect.

     "Request for Advance" shall mean a certificate designated as a "Request for
      -------------------
Advance," signed by an Authorized Signatory
of the Borrower or the Co-Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit G attached hereto, and shall, among
                                ---------
other things, (i) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance (Eurodollar or Base Rate), and, with respect to LIBOR Advances, the Interest Period selected by the Borrower or the Co-Borrower, (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, as of the date of such Advance and after giving effect thereto, and (iii) the Applicable Margin then in effect.

     "Restricted Payment" shall mean any direct or indirect distribution,
      ------------------
dividend or other payment to any Person (other than to the Borrower, the Co-Borrower or any of their Restricted Subsidiaries) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower, the Co-Borrower or any of their Restricted Subsidiaries (other than dividends payable solely in stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower, the Co-Borrower or any Restricted Subsidiary of the Borrower or the Co-Borrower) on account of any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Restricted Subsidiaries.

     "Restricted Subsidiary" shall mean (a) with respect to the Borrower, any
      ---------------------
Subsidiary of the Borrower other than an Unrestricted Subsidiary, (b) with respect to the Co-Borrower, any Subsidiary of the Co-Borrower other than an Unrestricted Subsidiary.

     "Total Debt" shall mean, for the Borrower, the Co-Borrower and their
      ----------
Restricted Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (i) the outstanding principal amount of the Loans, (ii) the aggregate amount of Capitalized Lease Obligations and Indebtedness for Money Borrowed, and (iii) the aggregate amount of all Guarantees.

     "Tower Operation Business" shall mean the ownership, leasing and tower
      ------------------------
management businesses of the Borrower, the Co-Borrower and their Restricted Subsidiaries.

     "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower or the
      -----------------------
Co-Borrower or any joint venture (which may represent a minority interest) between the Borrower, the Co-Borrower and/or any their Subsidiaries and any other Person, in each case, which the Borrower or the Co-Borrower has heretofore designated or hereafter designates as an Unrestricted Subsidiary by written notice to the Administrative Agent and the Banks prior to the formation or acquisition of such Subsidiary or joint venture. Notwithstanding the foregoing, no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary without the prior consent of the Majority Banks. The Unrestricted Subsidiaries as of the Agreement Date are as set forth on Schedule 2 attached hereto.

     "Unrestricted Subsidiary Distributions" shall mean the amount of cash
      -------------------------------------
distributions received during such period by the Borrower, the Co-Borrower and their Restricted Subsidiaries from any Unrestricted Subsidiary (other than in connection with the repayment of intercompany Indebtedness).